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                                                                 Exhibit 10.11

                SUNTRUST BANKS, INC. MANAGEMENT INCENTIVE PLAN
                  Amended and Restated as of February 8, 2000


Section 1.  Name and Purpose
----------------------------

     The name of this Plan is the SunTrust Banks, Inc. Management Incentive Plan. The purpose of the Plan is to promote the interests of the Corporation and its stockholders through the granting of Awards to select employees of the Corporation and its Subsidiaries in order to motivate and retain superior employees who contribute in a significant manner to the actual financial performance of the Corporation as measured against pre-established goals for the Corporation's profits.

Section 2.  Effective Date, Term and Amendments
-----------------------------------------------

     The effective date of the amended and restated Plan shall be February 8, 2000, and the amended and restated Plan shall apply to all Awards granted on or after such date. The Plan shall continue for an indefinite term until terminated by the Board; provided, however, that the Corporation and the Committee after such termination shall continue to have full administrative power to take any and all action contemplated by the Plan which is necessary or desirable and to make payment of any Awards earned by Participants during any then unexpired Plan Year. The Board or the Committee may amend the Plan in any respect from time to time. Awards granted before February 8, 2000 shall continue to be governed by the Plan as in effect on the date of grant.

Section 3.  Definitions and Construction
----------------------------------------

     A. As used in this Plan, the following terms shall have the meanings indicated, unless the context clearly requires another meaning:

     1. "Award" means the right to receive a cash payment which represents a percentage of a Participant's Base Wages determined by the Committee in accordance with Section 5 hereof in the event the Corporation, Subsidiary, Business Unit or individual achieves the Financial Goals or other goals established pursuant to Section 5.

     2. "Base Wages" means the base salary paid to a Participant by the Corporation or a Subsidiary during a Plan Year, excluding bonuses, overtime, commissions and other extra compensation, reimbursed expenses and contributions made by the Corporation or a Subsidiary to this or any other employee benefit plan maintained by the Corporation or a Subsidiary.

     3. "Business Unit" means a division or other business unit of the Corporation or a Subsidiary designated as a distinct entity for the purpose of setting goals and measuring performance.

     4. "Calendar Year Report" means the report prepared for such calendar year by the Controller's office of the Corporation entitled "SunTrust Banks, Inc. Contribution to
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Consolidated Net Income for the Calendar Year", which is prepared in accordance with generally accepted accounting principles, or any successor to such report.

     5.   "Code" means the Internal Revenue Code of 1986, as amended.

     6. "Committee" means the Compensation Committee of the Board or any other Committee of the Board to which the responsibility to administer this Plan is delegated by the Board; such Committee shall consist of at least two members of the Board, who shall not be eligible to receive an Award under the Plan and each of whom shall be a "disinterested" person within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and shall be or be treated as an "outside director" for purposes of Section 162(m) of the Code.

     7.   "Corporation" means SunTrust Banks, Inc. and any successor thereto.

     8. "Covered Employee" means for each calendar year the Chief Executive Officer of the Corporation and the four other executive officers whose compensation would be reportable on the "summary compensation table" under the Securities and Exchange Commission's executive compensation disclosure rules, as set forth in Item 402 of Regulation S-K, 17 C.F.R. 229.402, under the Securities Exchange Act of 1934, if the report was prepared as of the last day of such calendar year.

     9. "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 ("34 Act") as in effect on the effective date of this Plan, provided that such a change in control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Section 13(d) and 14(d)(2) of the 34 Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the 34 Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Corporation or any successor of the Corporation; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of the Corporation approve any merger, consolidation or share exchange as a result of which the common stock of the Corporation shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Corporation) or any dissolution or liquidation of the Corporation or any sale or the disposition of 50% or more of the assets or business of the Corporation; or
(iv) the shareholders of the Corporation approve any merger or consolidation to which the Corporation is a party or a share exchange in which the Corporation shall exchange its shares for shares of another corporation as a result of which the persons who were shareholders of the Corporation immediately prior to the effective date of the merger, consolidation or share exchange shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger, consolidation or share exchange; provided, however, and notwithstanding the occurrence of any of the events previously described in this definition, that no "change in control" shall be deemed to have occurred under this definition if, prior to such

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time as a "change in control" would otherwise be deemed to have occurred under this definition, the Board determines otherwise.

     10. "Employment" means continuous employment with the Corporation or a Subsidiary from the beginning to the end of each Plan Year, which continuous employment shall not be considered to be interrupted by transfers between the Corporation and a Subsidiary or between Subsidiaries.

     11. "Final Value" means the value of an Award determined in accordance with Sections 5 and 6 as the basis for payments to Participants at the end of a Plan Year.

     12. "Financial Goals" means the financial objectives of the Corporation and its designated Subsidiaries or Business Units which are established pursuant to Section 5 for each Plan Year. The Financial Goals must be established no later than the end of the first quarter of each Plan Year (or such time as may be permitted for Awards paid for such year to be treated as performance-based compensation under Section 162(m)) as the basis for determining the Final Value of the Award.

     13. "Net Income" means for each calendar year the Corporation's consolidated net income with respect to the Corporation (as set forth in the Calendar Year Report for such year) and, with respect to each designated Subsidiary or Business Unit, either its net income or certain components of its net income, as specified by the Committee (which net income or components thereof are as set forth in the Calendar Year Report for such year), adjusted to exclude items which should be excluded as being extraordinary in nature as determined by the Committee; provided, however, no such adjustment shall be made with respect to a Covered Employee if the Committee determines that such adjustment shall cause an Award to such Covered Employee to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.

     14. "Participant" means a select employee of the Corporation and/or its Subsidiaries who is selected by the Committee or the Committee's delegate to participate in the Plan based upon the employee's substantial contributions to the future growth and future profitability of the Corporation and/or its Subsidiaries.

     15. "Plan" means the SunTrust Banks, Inc. Management Incentive Plan as amended and restated in this document and all amendments thereto.

     16. "Plan Year" means a single calendar year period as set by the Committee which commences on the first day of such period.

     17. "Proportionate Final Value" means the product of a fraction, the numerator of which is the actual number of full months in a Plan Year that an employee was a Participant in the Plan and the denominator of which is the total number of months in that Plan Year, multiplied by the Final Value of an Award.

     18. "Subsidiary" means any bank, corporation or entity which the Corporation controls either directly or indirectly through ownership of fifty percent (50%) or more of the total

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combined voting power of all classes of stock of such bank, corporation or entity, except for such direct or indirect ownership by the Corporation while the Corporation or a Subsidiary is acting in a fiduciary capacity with respect to any trust, probate estate, conservatorship, guardianship or agency.

     19. "Termination Value" means the value of an Award as determined by the Committee, in its absolute discretion, upon the early termination of a Plan Year or upon a Participant's termination of Employment before the end of such Plan Year, which value shall be the basis for the payment of an Award to a Participant, in accordance with Sections 7(B), 7(C), 7(D), 8(A) or 8(B) of the Plan based on the Participant's Employment prior to his termination of Employment or the early termination of such Plan Year.

     B. In the construction of the Plan, the masculine shall include the feminine and the singular shall include the plural in all instances in which such meanings are appropriate. The Plan and all agreements executed pursuant to the Plan shall be governed by the laws of Georgia.

Section 4.  Committee Responsibilities
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     A.   The Committee may, from time to time, adopt rules and regulations and prescribe forms and procedures for carrying out the purposes and provisions of the Plan. The Committee shall have the sole and final authority to designate Participants, determine Awards, designate the Plan Year, determine Financial Goals and other goals, determine Final Value of Awards, and answer all questions arising under the Plan, including questions on the proper construction and interpretation of the Plan. Any interpretation, decision or determination made by the Committee shall be final, binding and conclusive upon all interested parties, including the Corporation and its Subsidiaries, Participants and other employees of the Corporation or any Subsidiary, and the successors, heirs and representatives of all such persons. The Committee shall use its best efforts to ensure that Awards to Covered Employees under the Plan qualify as "performance-based compensation" for purposes of Section 162(m) of the Code.

     B. Subject to the express provisions of the Plan and no later than the end of the first quarter of a calendar year (or such time as may be permitted for Awards paid for such year to be treated as performance-based compensation under Section 162(m)), the Committee shall:

     1. Designate the Plan Year which shall begin on the first day of such year.

     2.   Designate the Participants for each such Plan Year.

     3. Establish the Financial Goals and other goals for the Corporation, designated Subsidiaries and Business Units and individuals for each such Plan Year.

     4.   Establish the method of calculating the Final Value of each Award.

     5. Authorize management (a) to notify each Participant that he has been selected as a Participant, inform him of the Financial Goal or other goals that have been established for such

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Plan Year and (b) to obtain from him such agreements and powers and designations of beneficiaries as it shall reasonably deem necessary for the administration of the Plan.

     C. During any Plan Year, the Committee may, if it determines that it will promote the purpose of the Plan, designate as additional Participants any employees of the Corporation and its Subsidiaries who have been hired, transferred or promoted into a position eligible for participation in the Plan. The individual's designation as a Participant shall be subject to the same restrictions, limitations, Financial Goals or other goals and other conditions as those held by other Participants for the same Plan Year and their participation may be made retroactive to the first day of such Plan Year; provided, however, no Participant who is added will be paid an Award for any calendar year to the extent such payment, when added to all his other compensation for such year, would be nondeductible under Section 162(m) of the Code.

     D. During any Plan Year, the Committee may, if it determines it will promote the purpose of the Plan, revoke the Committee's prior designation of an employee as a Participant under the Plan for a Plan Year.

     E. The Committee may revise the Financial Goals or other goals for any Plan Year to the extent the Committee, in the exercise of its absolute discretion, believes necessary to achieve the purpose of the Plan in light of any unexpected or unusual circumstances or events, including, but not limited to, changes in accounting rules, accounting practices, tax laws and regulations, or in the event of mergers, acquisitions, divestitures, unanticipated increases in Federal Deposit Insurance premiums, and extraordinary or unanticipated economic circumstances; provided, however, no change will be effective for any participant who at the time of payment of the Award is a Covered Employee, to the extent the Committee determines that such change might make the amount of the Award to such Participant nondeductible under Section 162(m).

     F. The Committee may delegate any of its responsibilities under this Plan to such members of management of the Company as the Committee shall select, provided that no such delegation shall be made that has the effect of causing an award to a Covered Employee to fail to qualify as "performance-based compensation" for purposes of Section 162(m).

Section 5.  Goals
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     A.   Financial Goals for Covered Employees
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     For each Plan Year, the Committee shall establish separate Financial Goals for the Corporation and designated Subsidiaries and Business Units based on each such entity's or unit's Net Income which shall then determine the Final Value of each Award as a specified percent of the Participant's Base Wages based on the attainment by the Participant's employer or Business Unit, as applicable, of such goals for the Plan Year. With respect to the Corporation and each Subsidiary, the Committee shall fix a minimum Net Income objective for the Plan Year, and the Final Value of such Awards shall be equal to zero if actual Net Income falls below the minimum Net Income objective of the Corporation or, where appropriate, such Subsidiary or Business Unit. The Committee shall also fix a maximum Net Income objective and such other Net

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Income objectives which fall between the maximum and minimum Net Income objectives as the Committee shall deem appropriate, with corresponding Final Values for such Awards with respect to the Corporation and each Subsidiary or Business Unit. Awards will be determined based upon achieving or exceeding the Financial Goals set by the Committee. Straight line interpolation will be used to calculate Awards when Net Income falls between any two specified Net Income objectives. No Participant may receive an Award in excess of $2 million for any given Plan Year.

     B.   Goals for Other Participants
          ----------------------------

     For each Plan Year, goals will be established for each Participant other than Covered Employees. Goals will be established based on a combination of financial measurements and non-financial measurements that are deemed to further corporate objectives. Straight line interpolation will be used to calculate Awards when results fall between any two specified Financial Goals. No Participant may receive an Award in excess of $2 million for any given Plan Year.

     Goals may include such measurements as: business unit net income, revenue growth, budget management, achievement of talent management objectives, achievement of corporate objectives, individual objectives, service quality, or other such measurements, or a combination of the above.

Section 6.  Payment of Awards
-----------------------------

     A. Promptly after the date on which the necessary information for a particular Plan Year becomes available, the Committee, or such persons as the Committee shall designate, shall determine in accordance with Section 5 the extent to which the Financial Goals or other goals have been achieved for such Plan Year and authorize the cash payment of the Final Value of an Award, if any, to each Participant. The Committee shall review and ratify the Award determinations and shall certify such Award determinations in writing. Payment of Awards shall be made as soon as practical after the certification of Awards by the Committee. Each Award shall be paid in cash after deducting the amount of applicable Federal, State, or Local withholding taxes of any kind required by law to be withheld by the Corporation. All Awards, whether paid currently or paid under any plan which defers payment, shall be payable out of the Corporation's general assets. Each Participant's claim, if any, for the payment of an Award, whether made currently or made under any plan which defers payment, shall not be superior to that of any general and unsecured creditor of the Corporation. If an error or omission is discovered in any of the determinations, the Committee shall cause an appropriate equitable adjustment to be made in order to remedy such error or omission.

     B. Notwithstanding the terms of any Award, the Committee in its sole and absolute discretion, may reduce the amount of the Award payable to any Participant for any reason, including the Committee's judgment that the Financial Goals or other goals have become an inappropriate measure of achievement, a change in the employment status, position or duties of the Participant, unsatisfactory performance of the Participant, or the Participant's service for less than the entire Plan Year.

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     C.   In accordance with the procedures set forth in the SunTrust Banks,
Inc. Deferred Compensation Plan, a Participant may elect to defer receipt of one hundred (100%) percent of the Final Value of his Award, if any, for each Plan Year or fifty (50%) percent of said amount, and the amount so deferred shall be credited by the Corporation to the Participant's deferral accounts established under such Plan.

Section 7.  Participation for Less Than a Full Plan Year
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     A.   Except as otherwise provided in this Section 7, an Award to a
Participant shall be forfeited if the Participant's Employment terminates during any Plan Year and no payment shall be due the Participant for any forfeited Award.

     B. If a Participant's Employment terminates prior to the end of any Plan Year on account of his death, the Committee shall waive the Employment condition and shall authorize the payment of an Award to such Participant at the end of such Plan Year based on the Proportionate Final Value, if any, of his Award, unless the Committee in its discretion feels the Award should be forfeited.

     C. If a Participant's Employment terminates prior to the end of any Plan Year on account of disability under a long-term disability plan maintained by the Corporation or a Subsidiary, the Committee shall waive the Employment condition and shall authorize, as of commencement of disability benefits to such Participant, the payment of an Award to such Participant at the end of such Plan Year based on the Proportionate Final Value, if any, of his Award, unless the Committee in its discretion feels the Award should be forfeited.

     D. If a Participant's Employment terminates prior to the end of any Plan Year on account of his early or normal retirement under any pension plan maintained by the Corporation or any Subsidiary, the Committee shall waive the Employment condition and shall authorize the payment of an Award to such Participant at the end of such Plan Year based on the Proportionate Final Value, if any, of his Award, unless the Committee in its discretion feels the Award should be forfeited.

Section 8.  Premature Satisfaction of Plan Conditions
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     A.   In the event of a Change in Control of the Corporation prior to the end of any Plan Year, the Committee shall waive any and all Plan conditions and shall authorize the payment of an Award immediately to each Participant based on the Termination Value, if any, of his Award.

     B. If a tender or exchange offer is made other than by the Corporation for shares of the Corporation's stock prior to the end of any Plan Year, the Committee may waive any and all Plan conditions and authorize, at any time after the commencement of the tender or exchange offer and within thirty (30) days following completion of such tender or exchange offer, the payment of an Award immediately to each Participant based on the Termination Value, if any, of his Award.

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     C.   A Plan Year shall terminate upon the Committee's authorization of the payment of an Award during such Year pursuant to this Section 8 and no further payments shall be made for such Year.

Section 9.  Non-Transferability of Rights and Interests
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     A.   A Participant may not alienate, assign, transfer or otherwise encumber his rights and interests under this Plan and any attempt to do so shall be null and void.

     B.   In the event of a Participant's death and subject to the terms of
Section 7(B), the Committee shall authorize payment of any Award due a Participant to the Participant's designated beneficiary as specified or, in the absence of such written designation or its effectiveness, then to his estate. Any such designation may be revoked and a new beneficiary designated by the Participant by written instrument delivered to the Committee.

Section 10.  Limitation of Rights
---------------------------------

     Nothing in this Plan shall be construed to give any employee of the Corporation or a Subsidiary any right to be selected as a Participant or to receive an Award or to be granted an Award other than as is provided herein. Nothing in this Plan or any agreement executed pursuant hereto shall be construed to limit in any way the right of the Corporation or a Subsidiary to terminate a Participant's employment at any time, without regard to the effect of such termination on any rights such Participant would otherwise have under this Plan, or give any right to a Participant to remain employed by the Corporation or a Subsidiary in any particular position or at any particular rate of remuneration.

Section 11.  Shareholder Approval
---------------------------------

     Notwithstanding anything in this Plan to the contrary, no Awards shall be paid to Covered Employees until such shareholder approval as is required under
Section 162(m) of the Code, if any, is obtained.


Executed this 8/th/ day of February, 2000.

(CORPORATE SEAL)                              SUNTRUST BANKS, INC.


Attest:  /s/ Margaret U. Hodgson       By: /s/ Mary T. Steele
        ----------------------------      ------------------------------

Title:  Assistant Corporate Secretary  Title: Feb. 8, 2000
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